Form of Warrant THE OFFER AND SALE OF THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY UPON RECEIPT OF ALL GOVERNMENTAL APPROVALS DETERMINED BY THE CORPORATION TO BE REQUIRED OR ADVISABLE AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS TRANSFER AGENT. THE SHARES OF CLASS A COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OR OTHER EQUITY SECURITIES OF ALTI GLOBAL, INC. ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS OF THE CORPORATION AND INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE HOLDER AND THE CORPORATION, IN EACH CASE AS AMENDED, SUPPLEMENTED OR AMENDED AND RESTATED. THE CORPORATION SHALL FURNISH A COPY OF SUCH DOCUMENTS AND ANY RELEVANT AMENDMENTS THERETO TO THE HOLDER OF THIS WARRANT UPON WRITTEN REQUEST. ALTI GLOBAL, INC. WARRANT TO PURCHASE CLASS A COMMON STOCK Warrant No. 2 Original Issue Date: May 15, 2024 AlTi Global, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, for value received, CWC AlTi Investor LLC or its permitted registered assigns (the “Holder”), is entitled to purchase from the Corporation up to a total of 466,667 shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), of the Corporation (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price per share equal to $7.40 per share (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), at any time and from time to time on or after the Original Issue Date set forth above (the “Original Issue Date”) through and including 5:30 P.M., New York City time, on the five (5) year anniversary of the Original Issue Date (the “Expiration Date”), and subject to the following terms and conditions: Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, for the purposes hereof, the following terms shall have the following meanings:

-2- “Affiliate” means, as to any Person, any other Person that, directly or, through one or more intermediaries, is controlling, controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of, management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. For clarity, an investment fund, vehicle or account shall be deemed an “Affiliate” of all other investment funds, vehicles and accounts under common management, directly or indirectly, with a Person and the Corporation and its Subsidiaries shall not be deemed to be Affiliates of a Holder or any of its Affiliates. “Aggregation Parties” has the meaning set forth in Section 11. “Appraisal Procedure” means procedure whereby two independent appraisers, one chosen by the Corporation and one by the Holder (or if there is more than one Holder, a majority in interest of Holders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. If, within 30 days after appointment of the two appraisers, they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser. If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive on the Corporation and the Holder; otherwise, the average of all three determinations shall be binding and conclusive on the Corporation and the Holder. The costs of conducting any Appraisal Procedure shall be borne by the Holder requesting such Appraisal Procedure. “Beneficial Ownership”, “Beneficially Own” and similar terms mean “beneficial owner” as determined within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor provision thereto. “Board” has the meaning set forth in Section 8(a)(i). “Business Combination” means a merger, consolidation, statutory share exchange reorganization or similar transaction that requires the approval of the Corporation’s stockholders and is not otherwise a Change of Control. “Business Day” means any day on which the Class A Common Stock may trade on a Trading Market, or, if not admitted for trading, any day other than a Saturday, Sunday or any day that shall be a legal holiday or a day on which banking institutions in the State of New York or in Chicago, Illinois are authorized or required by law or other governmental action to close.

-3- “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person. “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as may be amended from time to time. “Change of Control” means the occurrence of the following: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation, its wholly owned Subsidiaries and the employee benefit plans of the Corporation and its wholly owned Subsidiaries, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing, or with respect to whom it otherwise becomes known (through public disclosure or otherwise) to the Corporation, that such person or group has obtained, directly or indirectly, Beneficial Ownership of more than fifty percent (50%) of the total voting power of the outstanding Capital Stock of the Corporation; or (b) the merger or consolidation of the Corporation or other similar transaction with or into another Person or the merger or consolidation of another Person with or into the Corporation, and, immediately after giving effect to such transaction, less than fifty percent (50%) of the total voting power of the outstanding Capital Stock of the surviving or resulting Person is beneficially owned in the aggregate by the stockholders of the Corporation immediately prior to such transaction; (c) the sale, assignment, conveyance, transfer or lease or other disposition of all or substantially all of the assets or properties (including Capital Stock of Subsidiaries) of the Corporation (determined on a consolidated basis) to another Person, or other recapitalization or reclassification, other than as a result of a transaction in which, in the case of a sale, transfer or lease of all or substantially all of the assets of the Corporation is to a Subsidiary or a Person that becomes a Subsidiary of the Corporation; or (d) an event of Liquidation. “Change of Control Consideration” has the meaning set forth in Section 12(a). “Change of Control Effective Date” has the meaning set forth in Section 12(a). “Change of Control Notice” has the meaning set forth in Section 12(a). “Class A Common Stock” has the meaning set forth in the Preamble hereof. “Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a Trading Market, the last reported trade price per share of Class A Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)); (b) if the Class A Common Stock is not then listed or quoted on a Trading Market and if prices for the Class A Common Stock are then reported in the “OTC Markets Pink Sheets” published by OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the most recent

-4- bid price per share of the Class A Common Stock so reported; or (c) in all other cases, the Fair Market Value of a share of Class A Common Stock as reasonably determined in good faith by the Corporation’s Board. “Corporation” has the meaning set forth in the Preamble hereof. “Delivery Deadline” has the meaning set forth in Section 5(a). “DTC” has the meaning set forth in Section 5(a). “Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Class A Common Stock, the first date on which shares of Class A Common Stock trade on the applicable Trading Market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). “Exchange Act” has the meaning set forth in Section 1. “Exercise Date” has the meaning set forth in Section 4(b). “Exercise Notice” has the meaning set forth in Section 4(b). “Exercise Price” has the meaning set forth in the Preamble hereof. “Expiration Date” has the meaning set forth in the Preamble hereof. “Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined by the Board, acting in good faith. If the Holder does not accept the Board’s calculation of fair market value and the Holder and the Corporation are unable to agree on fair market value, the Appraisal Procedure shall be used to determine Fair Market Value. “Governmental Approval” means any authorization, consent, approval, license, exemption, registration or filing with, or report or notice to any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental official, instrumentality or entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational. “Holder” has the meaning set forth in the Preamble hereof. “Investor Rights Agreement” means the Investor Rights Agreement dated as of March 27, 2024 by and between the Corporation and CWC AlTi Investor LLC. “IRS” means the United States Internal Revenue Service. “Liquidation” means the voluntary or involuntary liquidation, dissolution or winding up of the Corporation. “Nasdaq” means the Nasdaq Stock Market LLC.

-5- “New Warrant” has the meaning set forth in Section 3. “Original Issue Date” has the meaning set forth in the Preamble hereof. “Payment Deadline” has the meaning set forth in Section 4(b). “Person” means a corporation, an association, a partnership, a limited liability company, a business association, an individual, a government or political subdivision thereof or a governmental agency. “Regulatory Laws” means any laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade, that restrict acquisition or disposition of any controlling interest or that affect foreign investment, outbound investment, foreign exchange, national security or national interest of any jurisdiction. “Securities Act” has the meaning set forth in the Preamble hereof. “Series C Preferred Stock” means the series of preferred stock created and designated as the Corporation’s Series C Participating Convertible Preferred Stock. “Subsidiary” means any Person at least fifty (50%) percent of whose outstanding voting stock or equity shall at the time be owned directly or indirectly by the Corporation or by one or more of its Subsidiaries. “Trading Day” means a day on which the Class A Common Stock is traded on a Trading Market. “Trading Market” means the principal U.S. national securities exchange (as defined in the Exchange Act) on which the Class A Common Stock is then listed or quoted for trading on the date in question, including, without limitation, Nasdaq, NYSE/Euronext, BATS, or if such Class A Common Stock is not listed or quoted on any of the foregoing, then the OTCBB, OTCQB or such other over the counter market in which such Class A Common Stock is principally traded. “Voting Cap” has the meaning set forth in Section 11. “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Class A Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:00 p.m. New York City time); (b) if the Class A Common Stock is not then listed or quoted on a Trading Market and if prices for the Class A Common Stock are then reported in the “OTC Markets Pink Sheets” published by OTC Markets (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported; or (c) in all other cases, the Fair Market Value of a share of Class A Common Stock as reasonably determined in good faith by the Corporation’s Board.

-6- “Warrant” means this Warrant to Purchase Class A Common Stock. “Warrant Register” has the meaning set forth in Section 2. “Warrant Share” has the meaning set forth in the Preamble hereof. Section 2. Registration of Warrants. The Corporation shall register this Warrant, upon records to be maintained by the Corporation for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder) from time to time. The Corporation may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary. Section 3. Registration of Transfers. Subject to the legend appearing on the first page hereof, compliance with all applicable securities laws, Governmental Approvals reasonably determined by the Corporation to be required or advisable and any other agreement between the Corporation and a Holder, including, but not limited to the Investor Rights Agreement, the Corporation shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new Warrant to purchase Class A Common Stock in substantially the form of this Warrant (any such new Warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Corporation shall prepare, issue and deliver at its own expense any New Warrant under this Section 3. Section 4. Exercise and Duration of Warrant. (a) All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by Section 4(b) and Section 10 of this Warrant at any time or from time to time on or after the Original Issue Date and through and including 5:30 P.M., New York City time, on the earlier to occur of (a) the Expiration Date and (b) the Change of Control Effective Date, subject to the conditions and restrictions contained in this Warrant. At 5:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value and this Warrant shall be terminated and no longer outstanding, without any action by or on behalf of any Holder, the Corporation or any other Person. (b) The Holder may exercise this Warrant by delivering to the Corporation (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below). The date on which the Exercise Notice is delivered to the Corporation (as determined in accordance with the notice provisions hereof) is an “Exercise Date”. Within five (5) Trading Days following the delivery of the Exercise Notice (the “Payment Deadline”), the

-7- Holder shall make payment with respect to the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised; provided that the Corporation’s obligations to deliver such Warrant Shares shall be delayed on a day-for-day basis each day after the Payment Deadline such payment of the Exercise Price is not paid. If the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, the Holder shall surrender this Warrant to the Corporation for cancellation within five (5) Trading Days of the date the final Exercise Notice is delivered to the Corporation. If the Holder does not exercise the Warrant in its entirety, the Holder will be entitled to receive from the Corporation within a reasonable time, and in any event not exceeding three (3) Trading Days, a New Warrant in substantially identical form for the number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant was exercised. Section 5. Delivery of Warrant Shares. (a) Subject to Section 4(b), upon exercise of this Warrant, the Corporation shall promptly (but in no event later than 5:30 P.M., New York City time, on the third (3rd) Trading Day after the Exercise Date (or the fourth (4th) Trading Day if the last of the Exercise Notice, the Exercise Price (if applicable) and opinion of counsel referred to below in Section 17(a) is delivered after 5:00 P.M., New York City time, on the Exercise Date) (such time, the “Delivery Deadline”) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in the name of the Holder as set forth in the Warrant Register (i) a certificate for the Warrant Shares issuable upon such exercise, (ii) an electronic delivery of the Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization or (iii) a book entry credit on the direct registration system of the Corporation’s transfer agent, in each case where the legends set forth in Section 17(a)(i) below are affixed or recorded in any such book entry, except to the extent such Warrant Shares may be issued free of restrictive legends pursuant to Section 17(a)(ii) below. The Holder shall be deemed to have become the holder of record of such Warrant Shares as of the Exercise Date with respect thereto. If the Warrant Shares can be issued without restrictive legends, the Corporation shall, upon the written request of the Holder, use its commercially reasonable efforts to deliver, or cause to be delivered, Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Corporation shall promptly issue to the Holder the number of Warrant Shares that are not disputed. (b) To the extent permitted by law, the Corporation’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same. Section 6. Charges, Taxes and Expenses. Issuance and delivery of the Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental tax or expense in respect of the issuance of the Warrant Shares, all of which taxes and expenses shall be paid by the Corporation; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of Warrant Shares or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon

-8- exercise hereof. If any applicable law requires the deduction or withholding of any tax from any payment or distribution to a Holder (whether upon the distribution of the Warrants under this agreement, upon any adjustment made pursuant to Section 9, upon exercise, or otherwise), the Corporation, the Warrant Agent or their agents may deduct and withhold such amount by withholding a portion or all of the Warrants or Warrant Shares otherwise deliverable or by otherwise using any property (including, without limitation, Warrants, Warrant Shares or cash) that would otherwise be delivered to or is owned by such Holder, in each case in such amounts as they deem necessary to meet their withholding obligations, and, to the extent the applicable Holder has not contributed to the Corporation an amount in cash equal to the full amount of any such withholding as provided for in this Section 6, may sell all or a portion of such withheld Warrants, Warrant Shares or such other property by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges. The Corporation and the Holders shall use commercially reasonable efforts to cooperate with such other person to reduce or eliminate (including by obtaining a refund of) such deduction or withholding. Upon reasonable request in writing by the Corporation, the Holders shall provide the Corporation (and any applicable withholding agent) with any relevant tax forms, including an IRS Form W-9 or an applicable IRS Form W-8. To the extent that the Corporation is required to pay a taxing authority any amounts deducted or withheld in respect of the Warrants or Warrant Shares other than in respect of a cash payment being made on the Warrants or Warrant Shares pursuant to this agreement from which taxes may be deducted or withheld, the applicable Holder in respect of whom such withholding is required to be made shall timely contribute to the Corporation an amount in cash equal to the full amount of any such withholding taxes required to be paid before the date such taxes are required to be remitted to the relevant taxing authority. To the extent any amounts are deducted or withheld and paid over to the appropriate taxing authority pursuant to this Section 6, such amounts shall be treated for all purposes of this agreement as having been distributed to the Holders in respect of which such deduction and withholding was made. Section 7. Reservation of Warrant Shares. The Corporation covenants that it will reserve and keep available out of its authorized and unissued shares of Class A Common Stock solely for the purpose of issuance upon exercise of this Warrant, not less than such number of Warrant Shares as shall be issuable upon the exercise in full of this Warrant. The Corporation covenants that all shares of Class A Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable. If at any time prior to the Exercise Date, the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to permit exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes. Section 8. Certain Adjustments. (a) The Exercise Price will be subject to adjustment, without duplication, upon the occurrence of the following events, except that the Corporation shall not make any adjustment to the Exercise Price if Holders of this Warrant participate, at the same time and upon the same terms as holders of Class A Common Stock and solely as a result of holding this Warrant, in any transaction described in this Section 8(a), without having to exercise their Warrant, as if they held a number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock into which the Warrant held by such Holder is exercisable:

-9- (i) The issuance of Class A Common Stock as a dividend or distribution to all or substantially all holders of Class A Common Stock, or a subdivision or combination of Class A Common Stock or a reclassification of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, in which event the Exercise Price shall be adjusted based on the following formula: EP1 = EP0 × (OS0 / OS1) where: EP1 = the new Exercise Price in effect immediately after the close of business on (i) the record date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification; EP0 = the Exercise Price in effect immediately prior to the close of business on (i) the record date for such dividend or distribution, or (ii) the effective date of such subdivision, combination or reclassification; OS0 = the number of shares of Class A Common Stock outstanding immediately prior to the close of business on (i) the record date for such dividend or distribution or (ii) the effective date of such subdivision, combination or reclassification, in each case without giving effect to such dividend, distribution, subdivision, combination or reclassification, as applicable; and OS1 = the number of shares of Class A Common Stock that would be outstanding immediately after, and solely as a result of, the completion of such dividend, distribution, subdivision, combination or reclassification, as applicable. Any adjustment made pursuant to this Section 8(a)(i) shall be effective immediately after the close of business on the record date for such dividend or distribution, or on the effective date of such subdivision, combination or reclassification. If any such event is announced or declared but does not occur, the Exercise Price shall be readjusted, effective as of the date the Corporation’s Board of Directors (the “Board”) irrevocably announces that such event shall not occur, to the Exercise Price that would then be in effect if such event had not been declared. (ii) The dividend, distribution or other issuance to all or substantially all holders of Class A Common Stock of rights (other than rights, options or warrants distributed in connection with a stockholder rights plan), options or warrants (including convertible securities) entitling them to subscribe for or purchase shares of Class A Common Stock, at a price per share that is less than the Closing Price as of the Trading Day immediately preceding the Ex-Dividend Date for such issuance, in which event the Exercise Price shall be adjusted based on the following formula: EP1 = EP0 × [(OS0 + X) / (OS0 + Y)] where:

-10- EP1 = the new Exercise Price in effect immediately after the close of business on the record date for such dividend, distribution or issuance; EP0 = the Exercise Price in effect immediately prior to the close of business on the record date for such dividend, distribution or issuance; OS0 = the number of shares of Class A Common Stock outstanding immediately prior to the close of business on the record date for such dividend, distribution or issuance; X = the number of shares of Class A Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Closing Price as of Trading Day immediately preceding the Ex-Dividend Date for such dividend, distribution or issuance; and Y = the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants. For purposes of this Section 8(a)(ii), in determining whether any rights, options or warrants entitle the holders to purchase the Class A Common Stock at a price per share that is less than the Closing Price as of Trading Day immediately preceding the Ex-Dividend Date for such dividend, distribution or issuance, there shall be taken into account any consideration the Corporation receives for such rights, options or warrants, and any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof, as reasonably determined in good faith by the Board. Any adjustment made pursuant to this clause (ii) shall become effective immediately following the close of business on the record date for such dividend, distribution or issuance. In the event that such rights, options or warrants are not so issued, the Exercise Price shall be readjusted, effective as of the date the Board publicly announces its decision not to issue such rights, options or warrants, to the Exercise Price that would then be in effect if such dividend, distribution or issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Class A Common Stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price that would then be in effect had the adjustments made upon the dividend, distribution or issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock actually delivered. (b) All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/1,000th of a share, as the case may be. The number of shares of Class A Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation. For purposes of this Section 8, the number of shares of Class A Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Class A Common Stock (excluding treasury shares, if any) actually issued and outstanding.

-11- Notwithstanding anything to the contrary, in no case will any adjustment be made if it would result in an increase to the then-effective Exercise Price. (c) If the Corporation takes any action affecting the Class A Common Stock, other than actions described in this Section 8, which, in the good faith opinion of the Board, would materially and adversely affect the exercise rights of the Holder, the Exercise Price for the Warrant and/or the number of Warrant Shares received upon exercise of the Warrant shall be adjusted for the Holder’s benefit, to the extent permitted by law, in such manner, and at such time, as the Board, after consultation with the Holder, shall reasonably determine to be equitable in the circumstances. (d) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation. (e) Whenever the Exercise Price is adjusted, as provided under this Section 8, the Corporation shall, within ten (10) Trading Days following the occurrence of an event that requires such adjustment, compute the adjusted Exercise Price in accordance with this Section 8 and provide a written notice to the Holder of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Exercise Price was determined and setting forth such applicable Exercise Price. (f) As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 8, the Corporation shall take any action which may be necessary, including obtaining regulatory or stockholder approvals or exemptions, in order that the Corporation may thereafter validly and legally issue as fully paid and nonassessable all shares of Class A Common Stock that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 8. (g) Any adjustments pursuant to this Section 8 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Class A Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Class A Common Stock. (h) Except as otherwise provided in this Section 8, the Exercise Price will not be adjusted for the issuance of Class A Common Stock or any securities convertible into or exchangeable for Class A Common Stock or carrying the right to purchase any of the foregoing, or for the repurchase of Class A Common Stock. For the avoidance of doubt, no adjustment to the Exercise Price will be made: (i) upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Class A Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Corporation bears the

-12- ordinary costs of administration and operation of the plan, including brokerage commissions; (ii) upon the issuance of any shares of Class A Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its Subsidiaries or of any employee agreements or arrangements or programs; (iii) upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security, including the Warrants; or (iv) for a change in the par value of the Class A Common Stock. Section 9. Payment of Exercise Price. The Holder may pay the Exercise Price in immediately available funds by wire transfer to an account designated by the Corporation or, alternatively, in its sole discretion, satisfy its obligation to pay the Exercise Price through a “cashless exercise”, in which event the Corporation shall issue to the Holder the number of Warrant Shares determined as follows: X = Y [(A-B) / A] X = the number of Warrant Shares to be issued to the Holder; Y = equals the total number of Warrant Shares with respect to which this Warrant is being exercised; A = equals the VWAP for the last thirty (30) Trading Days immediately preceding the Exercise Date; provided, however, that in the event this Warrant is exercised pursuant to Section 12 in connection with a Change of Control, A shall equal the greater of (i) the VWAP for the last thirty (30) Trading Days immediately preceding the Exercise Date and (ii) the value ascribed to the consideration to be paid in respect of one share of the Warrant Shares in the definitive agreement(s) relating to such Change of Control, if any; and B = equals the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise. Section 10. Rule 144. For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a “cashless exercise” transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the Original Issue Date (provided that the Securities and Exchange Commission continues to take the position that such treatment is proper at the time of such exercise). Section 11. Voting Cap. Notwithstanding anything in this Warrant to the contrary, in no event shall any Holder, together with its Affiliates and any other Persons whose Beneficial Ownership of Class A Common Stock would be aggregated with the Holder’s for

-13- purposes of Section 13(d) of the Exchange Act (“Aggregation Parties”), account for more than 9.9% of the aggregate voting power of the Class A Common Stock at any time (the “Voting Cap”) to the extent that Beneficial Ownership of aggregate voting power in excess of the Voting Cap would require any filing or notice under any applicable Regulatory Laws that has not been made and, if so made, for which the expiration or termination of the applicable waiting period has not occurred. Section 12. Change of Control. (a) On or before the twentieth (20th) Business Day prior to a Change of Control pursuant to which the holders of Class A Common Stock are entitled to receive consideration in cash, securities or other assets with respect to or in exchange for shares of Class A Common Stock (or, if later, promptly after the Corporation discovers that a Change of Control has occurred or may occur), a written notice (the “Change of Control Notice”) shall be sent by or on behalf of the Corporation to the Holders as they appear in the records of the Corporation, which notice shall contain (i) the anticipated effective date of such Change of Control (the “Change of Control Effective Date”), or date on which the Change of Control has occurred, and (ii) the amount to which holders of record of Class A Common Stock shall be entitled in exchange of their shares of Class A Common Stock for securities or other property deliverable upon such Change of Control and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares (the “Change of Control Consideration”). (b) Following receipt of a Change of Control Notice, the Holder shall be entitled to receive the Change of Control Consideration; provided, however, that upon the election of the Holder, and by delivering written notice thereof, this Warrant shall remain outstanding and shall neither automatically expire nor terminate as of the Change of Control. (c) In the case of any Business Combination or reclassification of Class A Common Stock, the Holder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) which the Class A Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant following the consummation of such Business Combination, if the holders of Class A Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then such Holder shall have the right to make a similar election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder will receive upon exercise of this Warrant. Section 13. Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder, including, without limitation, any Exercise Notice, shall

-14- be in writing and delivered personally, sent by a nationally recognized overnight courier service, addressed to the Corporation, at 520 Madison Ave., 26th Floor, New York, New York 10022, Attention: General Counsel or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 13. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, sent by a nationally recognized overnight courier service addressed to each Holder at the address of such Holder appearing on the books of the Corporation, or if no such address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earlier of (i) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (ii) upon actual receipt by the party to whom such notice is required to be given. Section 14. Warrant Agent. The Corporation shall serve as Warrant agent under this Warrant. Upon fifteen (15) days’ notice to the Holder, the Corporation may appoint a new Warrant agent. Any corporation into which the Corporation or any new Warrant agent may be merged or any corporation resulting from any consolidation to which the Corporation or any new Warrant agent shall be a party or any corporation to which the Corporation or any new Warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor Warrant agent under this Warrant without any further act. Any such successor Warrant agent shall promptly cause notice of its succession as Warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register. Section 15. Miscellaneous. (a) Legends on Warrant Shares; Compliance with Securities Laws. (i) (A) Each share certificate representing Warrant Shares shall be in book- entry form, and the Holder’s ownership thereof shall be appropriately evidenced in the stock register of the Corporation, which stock register entry and receipt given to the Holder in respect of any such Warrant Shares shall contain the following notation of restrictions: “THE SHARES AND OTHER SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL OR OTHER EVIDENCE OF COMPLIANCE WITH THE ACT SATISFACTORY TO THE ISSUER THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.” (B) In addition, such legend or notation shall include the following language:

-15- “THE SHARES AND CERTAIN OTHER SECURITIES OF ALTI GLOBAL, INC. (THE “COMPANY”) ARE SUBJECT TO THE INVESTOR RIGHTS AGREEMENT AMONG THE COMPANY AND THE OTHER PARTIES THERETO, DATED AS OF MARCH 27, 2024, AS IT MAY BE AMENDED AND SUPPLEMENTED FROM TIME TO TIME. THE INVESTOR RIGHTS AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE VOTING AND TRANSFER OF THE SHARES SUBJECT TO THE INVESTOR RIGHTS AGREEMENT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT OR OTHER DISPOSITION OF THE SHARES OR OTHER SECURITIES OF THE COMPANY, DIRECTLY OR INDIRECTLY, MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT. THE HOLDERS OF SHARES AND OTHER SECURITIES AGREE TO BE BOUND BY ALL THE PROVISIONS OF SUCH INVESTOR RIGHTS AGREEMENT.” (ii) The notations required by Section 15(a)(i)(A) shall be removed by the Corporation upon request without charge as to any Warrant Shares (i) when, in the opinion of counsel reasonably acceptable to the Corporation, such restrictions are no longer required in order to assure compliance with the Securities Act or the Investor Rights Agreement or (ii) when such Warrant Shares shall have been registered under the Securities Act. (iii) The Holder understands and agrees that this Warrant and the Warrant Shares have not been registered under the Securities Act and are restricted securities under the Securities Act. The Holder agrees that it shall not transfer this Warrant or the Warrant Shares, except in compliance with the Securities Act, any other applicable securities or “blue sky laws” and the terms and conditions of this Warrant. (b) No Rights as a Stockholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or distributions or be deemed the holder of share capital of the Corporation for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Corporation or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (except upon exercise of this Warrant) or as a stockholder of the Corporation, whether such liabilities are asserted by the Corporation or by creditors of the Corporation. (c) Successors and Assigns. Subject to compliance with applicable securities laws, Governmental Approvals determined by the Corporation to be required or advisable and such other agreements between the Corporation and a Holder, this Warrant may be assigned by the

-16- Holder. This Warrant shall be binding on and inure to the benefit of the Corporation and the Holder and their respective successors and permitted assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Corporation and the Holder any legal or equitable right, remedy or cause of action under this Warrant. (d) Amendment and Waiver. This Warrant may be amended only in writing signed by the Corporation and the Holder, or their respective successors and permitted assigns. Except as otherwise provided herein, the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Corporation has obtained the written consent of the Holder of this Warrant. (e) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein. (f) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. (g) Governing Law; Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Corporation hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of Wilmington, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Corporation hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Corporation at the address specified in Section 13 above or such other address as the Corporation subsequently delivers to the Holder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Corporation in any other jurisdiction to collect on the Corporation’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. If either party shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. THE CORPORATION AND THE HOLDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE, AND AGREE NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

-17- (h) Headings. The headings contained herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof. (i) Severability. The provisions of this Warrant shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Warrant, or the application thereof to any Person or any circumstance, is found by a court or other governmental authority of competent jurisdiction to be invalid or unenforceable, the remainder of this Warrant and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. If any provision of this Warrant is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Warrant] IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above. ALTI GLOBAL, INC. By: /s/ Colleen Graham Name: Colleen Graham Title: Global General Counsel

Exhibit A-1 SCHEDULE 1 FORM OF EXERCISE NOTICE [To be executed by the Holder to purchase shares of Class A Common Stock under the Warrant] Ladies and Gentlemen: (1) The undersigned is the Holder of Warrant No. __________ (the “Warrant”) issued by AlTi Global, Inc., a Delaware corporation (the “Corporation”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant. (2) The undersigned hereby exercises its right to purchase __________ Warrant Shares pursuant to the Warrant. (3) The Holder intends that payment of the Exercise Price shall be made as (check one): Cash Exercise “Cashless Exercise” under Section 10 of the Warrant, if permitted (4) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $__________ in immediately available funds to the Corporation in accordance with the terms of the Warrant. (5) Pursuant to this Exercise Notice, the Corporation shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant. (6) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Corporation that in giving effect to the exercise evidenced hereby the Holder will not Beneficially Own in excess of the number of shares of Class A Common Stock (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 12 of the Warrant to which this notice relates. Dated: Name of Holder: By: Name: Title: (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)